ADDENDUM (NUMBER 3) TO MANUFACTURING, MARKETING AND DISTRIBUTION
                            AGREEMENT


     This Addendum (3) modifies the Agreement of September 2, 1999 between Dean Tornabene and Charles Perez, as individuals or as a company to be designated by them at a future date (collectively "DTCP"), and National Boston Medical, Inc., a Nevada corporation ("National Boston"), which Agreement was assigned by National Boston to Infotopia, Inc., on or about April 6, 2000.

     Section 1.2
          The sentence beginning "The parties contemplate that from time to time they will mutually agree upon additional products . . ." is deleted and replaced with the following sentence:

          "The parties contemplate that from time to time they may mutually agree upon additional products which DTCP may, in its sole discretion, license on an exclusive basis to Infotopia, except as otherwise agreed to by the parties in writing."

     Section 1.3
          The Section beginning "During the term of this Agreement, DTCP shall not, directly or indirectly, either alone or in participation with any other person . . ." is deleted and replaced with the following sentences:

          "Provided Infotopia is not in default of any term, condition, provision, covenant, warranty or representation of this Agreement, then for one year following the date that Infotopia begins active, material marketing of the Product, DTCP shall not, directly or indirectly, either alone or in participation with any other person or entity, engage in or be involved with manufacturing, marketing or distributing any other product substantially similar in design, price, composition, content and function to the Product. For purposes of this Agreement,"substantially similar price" means a product which has a price which is within fifty percent (50%) of the price of the Product in question."

     3.   Section 1.51
          Section  1.51 shall be added to the Agreement.  Section
1.51 shall read as follows:

          "Provided Infotopia is not in default of any term, condition, provision, covenant, warranty or representation of this Agreement, then DTCP shall offer a minimum of three (3) new products to Infotopia, or its assigns each year."

     Section 1.6
          Following the sentence beginning "National Boston shall adhere to any reasonable requests and directions of DTCP . . ." the following sentences shall be added:

          "Infotopia acknowledges it has not tested, edited or manufactured the Body Rocker show in a manner consistent with industry standards for a first quality direct marketing program. Infotopia agrees that by September 12, 2000, the Body Rocker show shall be tested, edited and manufactured in a manner which is consistent with the industry standards for a first quality direct marketing program and in a manner which is satisfactory to DTCP, in its sole and absolute discretion. In the event Infotopia fails to test, edit and manufacture the Body Rocker show in a manner which is consistent with the industry standards for a first quality direct marketing program and in a manner satisfactory to DTCP, in its sole and absolute discretion by September 12, 2000, then Infotopia shall:

                (1)       forfeit all rights under the Agreement,
                    including but not limited to rights under any license granted by DTCP under this Agreement, which rights shall terminate automatically and without any further action, notice or demand by DTCP on September 12, 2000, unless the media test has been satisfactorily completed by such date;

                (2)        within  ten  (10)  days   execute  and
                    deliver all documentation necessary to convey to DTCP (a)all property associated in any way with the manufacture, advertising, marketing or sale of the Body Rocker, including but not limited to all intellectual property and all versions, masters, copies of the Body Rocker show produced by Infotopia pursuant to this Agreement and (b)the right by DTCP to use and exploit in any manner whatsoever such property;

                (3) within   fifteen  (15)  days   assemble,   at
                    Infotopia's cost, at such location as is designated by DTCP, all tooling, molds, prototypes, demonstration models and produced units of the Body Rocker, as well as all tangible personal property associated with the Body Rocker;

               (4) execute such documentation as is deemed to be necessary by DTCP to convey title to DTCP in all tooling, molds, prototypes, demonstration models and produced units of the Body Rocker and which allows DTCP to manufacture, advertise, market or sell the Body Rocker.

     Infotopia shall pay $4,277.00 to DTCP on or before July 14, 2000 to reimburse DTCP for repairs made and paid for by DTCP to the Body Rocker."

     Section  9
          The sentence beginning "If National Boston fails to meet the minimum royalties as stated in Exhibit D, and such condition is not cured by National Boston within 30 days of written notification by DTCP . . . " is deleted and replaced with the following sentence:

          "If Infotopia fails to meet the minimum royalties as stated in Exhibit D, and such condition is not cured by Infotopia within ten business (10) days of written notification by DTCP of Infotopia's failure to meet such requirements, Infotopia shall have no further rights under this Agreement (except for the sell-off rights contained in Section 10.3)."

     Section 10.1(b)
          The sentence beginning "DTCP may terminate, subject  to
          Section 10.3, National Boston's rights to manufacture .
          . ." is deleted.

     Section 10.1(c)
          The sentence beginning "Either party may terminate this Agreement upon 30 days written notice to the other party . . ." is deleted and replaced with the following sentence:

          "Except as otherwise provided in this Agreement, either party may terminate this Agreement by providing written notice to the other party of the material breach by the other party of its representations, warranties, covenants or agreements set forth in this Agreement. The Agreement shall terminate without the need for further action by either party; provided, however, that if the breach (other than the failure to pay minimum royalties, which breach shall be governed by Section 9) upon which such notice of termination is based is cured within ten business (10) days from the date of the Notice of Default, then such Notice of Termination shall be deemed rescinded and this Agreement shall be deemed reinstated and in full force and effect."

     Section 10.2
          This section is deleted.

     Section 16
          This section is deleted and replaced with the following section:

          "16.  Right of First Review.
          Provided Infotopia is (i) not in breach of any term, condition, provision, covenant, warranty or representation of this Agreement, (ii) executes a confidentiality and non-disclosure agreement in a form acceptable to DTCP in their sole and absolute discretion; and (iii) executes such other documentation as is reasonably requested by DTCP to protect their pecuniary and proprietary interests, then DTCP shall present all other direct response televison fitness products owned and/or controlled by DTCP which have been sufficiently developed for marketing, distribution, sale and exploitation to Infotopia for review and inspection prior to showing such products to any competitor of Infotopia. Infotopia shall have seventy-two (72) hours from the receipt of such product(s) to present an acceptable written offer to license for manufacture, use, distribution, sale, advertisement, promotion and exploitation, such products from DTCP. Following the expiration of such seventy-two (72) hour period, DTCP shall have no further obligation to Infotopia with respect to such product(s). DTCP shall be free to show, market, license, distribute and/or exploit in any manner whatsoever such product(s) in any manner which it chooses without any obligation or liability of any kind to Infotopia with respect to such product(s)."

     Section 18.1
          Section  18.1 shall be added to the Agreement.  Section
18.1 shall read as follows:

          "Contemporaneous with the execution of this Addendum 3, National Boston shall exchange the stock of National Boston issued to DTCP pursuant to the terms of the Agreement to stock in Infotopia, Inc., a subsidiary of National Boston."

     Section 18.2
          Section  18.2 shall be added to the Agreement.  Section
18.2 shall read as follows:

          The stock in National Boston which is to be issued to DTCP pursuant to the terms of Section 18 of the Agreement shall instead be issued in Infotopia, Inc. Such stock shall be issued on the dates, amounts and proportions, without dilution, as those set forth in
          Section 18 of the Agreement. These shares will carry a piggyback registration rights as described in paragraph 18 of the Agreement"

     19.1
          The address of DTCP is changed as follows:
               DTCP
               4051 Glencoe, Unit 8
               Marina del Rey, CA 90292
               Attention: Dean Tornabene
                    (Fax No. 310-577-6701)

               Copy to:

               Daniel J. Weintraub, Esq.
               Weintraub & Aver LLP
               12424 Wilshire Blvd., Suite 1030
               Los Angeles, CA 90025
               (Fax No. 310-442-0660)




          The address of Infotopia is changed as follows:
               Infotopia
               P.O. Box 391
               Taunton, MA 02780
               Attention: Tony Ferracone
                    (Fax No. Unchanged)



     Agreement By Dean Tornabene, an individual, To See To The
          Presentation Of Products To National Boston, To Not
          Compete; And To Honor Right Of First Refusal.
          This paragraph is deleted in its entirety and replaced with the Agreement attached hereto as Rider 1.


     Agreement By Charles Perez, an individual, To See To The
          Presentation Of Products To National Boston, To Not
          Compete; And To Honor Right Of First Refusal.
          This paragraph is deleted in its entirety and replaced with the Agreement attached hereto as Rider 2.

     Exhibits A-1, B-1, C-1, D-1 and E-1
          Exhibits A-1, B-1. C-1, D-1 and E-1 are deleted.


     Exhibits A-3, B-3, C-3, D-3 and E-3
           Exhibits A-3, B-3, C-3, D-3 and E-3 are deleted.


     Exhibit D-2 (Body Rocker)
          The sentence beginning "$100,000 for each calendar quarter commencing with the earlier of (i) the first full calendar quarter following the month in which the Product is ruled out on a national basis in television direct response marketing or (ii) the first quarter of the year 2000 " is deleted and replaced with the following sentence:

          "$100,000 for each calendar quarter commencing with the earlier of (i) the first full calendar quarter following the month in which the Product is rolled out on a national basis in television direct response marketing or (ii) July 25, 2000."


     Except as stated above, the Agreement remains otherwise unchanged.

     I have read the above and agree that the terms are acceptable and shall be deemed Addendum to the Manufacuring, Marketing and Distribution Agreement of September 2, 1999 between
Dean Tornabene, Charles Perez, and Infotopia Medical, Inc.

DATED:                        /s/ Dean Tornabene
                              DEAN TORNABENE, an Individual


DATED:                        /s/ Charles Perez
                              CHARLES PEREZ, an Individual


DATED:                        INFOTOPIA, INC..


                              By: /s/ Ernest Zavoral
                                     ERNEST ZAVORAL
                                     President
                            RIDER 1

          Agreement By Dean Tornabene, an individual,
      To Not Compete and To Honor Right of First Viewing.

          I, Dean Tornabene, an individual, agree that:

          (i) I will not individually, directly or indirectly, either alone or in participation with any other person or entity, engage in or be involved with manufacturing, marketing or distributing any other products substantially similar in design, composition, content or function to the Products; and

          (ii) Provided Infotopia is not in default of any terms, conditions, provisions, covenants or warranties of the Agreement, I hereby agree to replacement paragraph 16 as set forth in that certain "Addendum 3" to Manufacturing, Marketing and Distribution Agreement dated as of July 1, 2000. This paragraph shall be binding on me in the event that I assign this Agreement to another company.



DATED:                        /s/ Dean Tornabene
                              DEAN TORNABENE, an Individual

                            RIDER 2

           Agreement By Charles Perez, an individual,
       To Not Compete and To Honor Right of First Viewing

          I, Charles Perez, an individual, agree that:
          (i) I will not individually, directly or indirectly, either alone or in participation with any other person or entity, engage in or be involved with manufacturing, marketing or distributing any other products substantially similar in design, composition, content or function to the Products; and

          (ii) Provided Infotopia is not in default of any terms, conditions, provisions, covenants or warranties of the Agreement, I hereby agree to replacement paragraph 16 as set forth in that certain "Addendum 3" to Manufacturing, Marketing and Distribution Agreement dated as of July 1, 2000. This paragraph shall be binding on me in the event that I assign this Agreement to another company.



DATED:                        /s/ Charles Perez
                              CHARLES PEREZ, an Individual